Exhibit 4.9

Confidential Treatment Requested by Ascendis Pharma A/S

MANUFACTURING AND SUPPLY AGREEMENT

(“Agreement”)

between

Ascendis Pharma A/S

Tuborg Boulevard 5

2900 Hellerup

Denmark

(hereinafter referred to as “Ascendis”)

and

NOF CORPORATION

20-3, Ebisu 4-chome,

Shibuya-ku,

Tokyo, 150-6019

Japan

(hereinafter referred to as “NOF”)

(hereinafter individually referred to as “Party” and collectively as “the Parties”)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

1.	INTRODUCTION	3
2.	DEFINITIONS	3
3.	SUBJECT MATTER OF THE AGREEMENT	5
4.	OBLIGATIONS OF THE PARTIES	5
5.	GOVERNANCE	7
6.	COMMUNICATIONS	8
7.	SUBCONTRACTING	8
8.	BATCH SIZE AND CAPACITY	8
9.	FORECAST AND PURCHASE ORDERS	9
10.	DELIVERY AND RELEASE	10
11.	STORAGE	11
12.	PURCHASE PRICE AND PAYMENT TERMS	11
13.	NON-COMPLIANCE	12
14.	RECALL	13
15.	REGULATORY COMPLIANCE AND SUPPORT	13
16.	TERM AND TERMINATION	13
17.	CONFIDENTIALITY	15
18.	INTELLECTUAL PROPERTY RIGHTS	16
19.	INSURANCE AND LIABILITY	16
20.	REPRESENTATIONS AND WARRANTIES	17
21.	ASSIGNABILITY AND SUB-CONTRACTING	18
22.	FORCE MAJEURE	18
23.	ARBITRATION AND LAW	19
24.	MISCELLANEOUS	19

APPENDICES

1	Product
2	Purchase Price
3	Quality Agreement
4	Specifications
[***]
6	List of applicable patents

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

1. INTRODUCTION

WHEREAS:

(A)	The Parties have agreed to enter into a commercial supply partnership with the objective to guarantee delivery of agreed quantities of Product of the specified quality at agreed times.

(B)	The Parties have agreed to enter into this Manufacturing and Supply Agreement to set forth the general terms and conditions on which the supply of Product will be carried out.

2. DEFINITIONS

“Affiliate” shall mean any corporation, company or other legal entity which is controlled by a Party, controls a Party or is under common control with a Party. In this definition, “control” means the direct or indirect possession of more than fifty percent (50%) of the shares or ownership interest representing the voting right for the election of directors or persons performing similar functions for such corporation, company or other legal entity.

“Agreement” shall mean this Manufacturing and Supply Agreement.

“Appendix” shall mean any Appendix as amended, dated, signed and renumbered (e.g. Appendix 1.1, 2.1, 3.1… and so forth) from time to time.

“Ascendis Product” shall mean TransCon hGH drug product.

“Background Technology” shall mean the full range of NOF’s Intellectual Property Rights and factual knowledge (i) existing on the Effective Date of this Agreement and/or (ii) licensed to, acquired or developed by NOF outside or under this Agreement but during the term of this Agreement, which NOF is free to dispose of.

“Business Day(s)” shall mean any working day(s) for both Parties (with the exclusion of Saturday and Sunday) on which banks are normally open in either Japan or Denmark as may be applicable.

“[***]” shall mean [***] manufactured by [***] on behalf of Ascendis, and supplied by Ascendis to NOF [***].

“Calendar Quarter” shall mean each three (3) successive calendar months starting on 1 January, 1 April, 1 July or 1 October, respectively.

“cGMP” shall mean Current Good Manufacturing Practices as promulgated under the European Directive 2003/94/EC and the US Federal Food Drug and Cosmetic Act, CFR Title 21.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

“Confidential Information” shall mean any proprietary information, samples, technical data, or trade secrets or Know-how, including, but not limited to, research and development plans, products, services, lists of collaborators and corporate partners, markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed by either Party (the “Discloser”) (either directly or indirectly in writing, orally or otherwise) to the other Party (the “Recipient”).

“Delivery” shall mean the transfer of Product at the point where risk and responsibility is transferred from NOF to Ascendis according to the agreed Incoterms.

“Delivery Date” shall mean the date of Delivery of Product by NOF to Ascendis or its designee.

“Effective Date” shall mean the date on which this Agreement becomes effective in accordance with Article 16.1.

“Final Release” shall mean the final release for delivery of Product by Ascendis or its designated representative.

“Health Authorities” shall mean any national or international health authority including but not limited to those of the European Union, Japan, and the United States.

“Intellectual Property Rights” or “IPR” shall mean without limitation, proprietary information, patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, inventions, copyright, industrial designs etc.

“Joint Steering Committee” or “JSC” shall have the meaning assigned to it in Article 5.1.

“Know-how” shall mean any and all present and future data concerning Ascendis, Product, and any derivatives hereof e.g., but not limited to production know-how, quality specifications, analytical data, data indicated in a DMF, patents, use-, packaging- and improvement data, which data are possessed, performed and/or developed by either Ascendis or NOF and/or exchanged under any confidentiality agreement between the parties or any other agreement entered into between the parties during the negotiations prior to execution of this Agreement or during the term of this Agreement.

“PPQ” shall mean the Process Performance Qualification of the manufacturing process of the Product, as defined in Appendix 1.

“Product” shall mean “mPEG Linker” as stated in Appendix 1.

“Purchase Order” shall mean an order submitted by Ascendis according to Section 9.5 specifying Ascendis’ purchase order number, required quantities of Product and requested date of delivery.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

“Purchase Price” shall mean the price agreed to be paid by Ascendis to NOF as set forth in Appendix 2.

“Quality Agreement” shall mean the agreement set out in Appendix 3 hereto.

“Release Documentation” shall be the documentation which NOF shall provide to Ascendis following NOF’s internal release of the Product. Such documentation shall contain the following: Certificate of Analysis (CoA), Certificate of Conformity (CoC), list of deviations and out of specification (OOS) results, version history for Master Batch Record, certificates of origin in English. Further details on the requirements for such documentation are specified in the Quality Agreement (Appendix 3).

“Services” shall mean the manufacture and supply of Product as set out in this Agreement.

“Specifications” shall mean the specifications of Products as set forth in Appendix 4.

3. SUBJECT MATTER OF THE AGREEMENT

3.1.	This Agreement covers PPQ, manufacture and supply by NOF of Product to Ascendis for commercial use worldwide as part of the Ascendis Product. This Agreement thus covers the PPQ batches and all subsequent batches delivered by NOF for commercial use.

3.2.	NOF hereby undertakes, upon Ascendis’ request, to synthesize, manufacture, analyse, quality control, label, package and deliver the Product to Ascendis, in accordance with the terms and conditions of this Agreement; and Ascendis will from time to time place Purchase Orders for Product according to forecasts as set forth in Article 9. Operations shall take place in compliance with the Quality Agreement.

4. OBLIGATIONS OF THE PARTIES

4.1.	NOF hereby undertakes to supply Product in accordance with the Specifications to Ascendis on the terms and conditions agreed upon hereunder, and Ascendis hereby undertakes to purchase such Product in the quantities ordered by Ascendis from time to time.

4.2.	Ascendis is neither bound to grant any kind of exclusivity to NOF under this Agreement nor to purchase certain quantities of Product from NOF except as a consequence of having forecasted certain quantities in accordance with the provisions of Section 9.1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

4.3.	In the performance of the Services, NOF shall comply with cGMP and all other relevant EU (including UK), US and Japanese rules and regulations. NOF shall also comply with relevant ICH guidelines.

4.4.	If Ascendis’ marketing of Ascendis Product in a particular country will incur upon NOF obligations to follow rules and regulations not specifically mentioned in this Agreement, the Parties will discuss in good faith how to follow such rules, provided, however, that the cost, if any, will be borne by [***].

4.5.	NOF and Ascendis shall discuss and liaise regarding the present status of the manufacturing and analysis of Product on a continuous basis. Upon Ascendis’ request NOF shall inform Ascendis of the present status and the results obtained.

4.6.	During and following the term of this Agreement, NOF shall make available any and all documentation regarding the Product under “Strict Confidential” as defined in CONFIDENTIALITY AGREEMENT entered into by the Parties on the [***] which in Ascendis’ assertion is required for regulatory filings to any regulatory body to which Ascendis may apply for registration of the Ascendis Product.

4.7.	NOF shall, up to [***], during the term of this Agreement grant Ascendis free of charge access (upon reasonable notice) to visit NOF’s premises for routine audits of facilities, equipment, procedures, records and personnel. Ascendis shall also be allowed to perform for-cause audits upon [***] notice, such reasonable causes to be defined in the Quality Agreement.

4.8.	NOF shall during the term of this Agreement allow inspectors from Health Authorities (possibly accompanied by Ascendis staff), to perform the required inspections pursuant to legal, administrative or judicial action. NOF shall submit any observations relevant to the manufacturing or analytical control of Products from such inspections to Ascendis without delay.

4.9.	On the request of Ascendis, NOF shall allow representatives from Ascendis collaboration partners such as licensees, distributors (possibly accompanied by Ascendis staff), to inspect NOF’s premises upon prior signed Confidentiality Agreement of such collaboration partners. Such inspections will be strictly related to the manufacturing or analytical control of Products. If Products are implicated in regulatory inspection findings during audits initiated by authorities or other third parties, or if such findings are otherwise relevant for the manufacturing or analytical control of Products NOF shall notify Ascendis without delay.

4.10.	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

4.11.	In case of quality related issues, NOF shall allow [***] Ascendis [***] extended access to its DDS plant to observe manufacturing and review documents related to GMP system and Ascendis production batches when NOF is manufacturing for Ascendis (hereinafter or PIP”), provided Ascendis notifies NOF at least [***] in advance. If the notified date of arrival would conflict with a planned visit by a third party or internal meeting, NOF may postpone by up to [***]. NOF will provide the PIP with reasonable office space within the DDS plant and the PIP shall have access to such office space during regular working hours. The PIP shall comply with any and all confidentiality, security, safety, quality or similar guidelines that apply to persons present in the facility and that are communicated by NOF.

4.12.	NOF shall not implement any change in [***] without having obtained Ascendis’ prior written approval, unless such change is mandated by regulatory changes, in which case NOF shall notify Ascendis of the nature of the change.

4.13.	Post-approval changes not mandated by regulatory changes and not based on Ascendis’ request shall be implemented at [***].

4.14.	If changes in applicable regulatory requirements necessitate a change in the processes or the Specifications, the Parties shall in good faith discuss how to share additional costs.

4.15.	[***] shall [***] cost of implementing other post-approval changes.

4.16.	NOF agrees to keep Ascendis promptly informed of any action by, or notification or other information, which it receives (directly or indirectly) from any governmental or regulatory authority, which raises any concerns regarding the safety or efficacy of Product or any medicinal products containing Product.

4.17.	Ascendis agrees to keep NOF informed of notification of any action by, or notification or other information which it receives (directly or indirectly) from any governmental or regulatory authority, which raises any concern regarding safety in the handling of Product.

4.18.	NOF shall endeavour to live up to certain key performance indicators (“KPIs”) when delivering the Services over time, including [***].

5. GOVERNANCE

5.1.	The Parties shall form a Joint Steering Committee comprising of [***] members from each Party, including at least [***].

5.2.	The JSC shall meet at least [***] and shall discuss and evaluate the mutual collaboration and shall in good faith attempt to resolve any disputes in connection with the Agreement. Each Party may call for an ad hoc teleconference as such Party deems necessary. As agreed between the Parties in each case, the meetings of the JSC may be carried out by teleconference, video conference or face-to-face, as the case may be, provided however that the Parties endeavour to meet face to face at least [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

5.3.	[***]

5.4.	Written minutes of JSC meetings must be made alternately by each Party and must be circulated for comments no later than [***] after each meeting.

6. COMMUNICATIONS

6.1.	The Parties agree that electronic communications (email) are acceptable for exchanging forecasts, Purchase Orders, order confirmations, agendas, meeting minutes and other information of an operational nature. Legal notices shall be delivered physically by courier.

6.2.	The Parties shall each designate a primary logistics contact person, and NOF´s European entity, NOF Europe GmbH (hereinafter “NOF Europe”) shall facilitate communication between the Parties regarding forecasts, orders, delivery and shipping.

6.3.	Subject to further details in the Quality Agreement, the Parties shall each designate a primary quality contact person and NOF Europe shall facilitate communication between the Parties regarding quality related matters, except in the event of urgent matters, in which case the designated quality persons may contact each other directly.

7. SUBCONTRACTING

7.1.	Any subcontracting of validated processes of the Services from NOF to a third party manufacturer shall be subject to Ascendis’ prior written approval.

7.2.	NOF is obligated to inform Ascendis of any change of subcontractors performing non-validated processes of the Services.

8. BATCH SIZE AND CAPACITY

8.1.	From the Effective Date, Product shall be manufactured using NOF’s [***] and delivered in a batch size corresponding to [***], providing an expected yield of Product in the range of [***]. The Parties shall collaborate in good faith to maximize output.

8.2.	Manufacturing in the [***], NOF guarantees ability to deliver at least [***] of Product [***].

8.3.	If Ascendis’ Long Term Forecast (see Section 9.1) calls for more than five (5) batches of 11-12 kg of Product per year, and NOF cannot guarantee the supply using Line 1 or Line 3, the Parties agree to discuss in good faith relevant activities for capacity expansion and/or alternate supplier of Product, as the case may be. [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

8.4.	The Parties agree to mutually discuss options to secure flexibility in the supply of Product and mitigate the risk of shortages in case Ascendis’ actual needs turn out lower or higher than forecasted.

8.5.	If possible, and upon mutual agreement, NOF shall qualify an alternative manufacturing facility (another NOF site or a CMO) as backup. Relevant cost should be covered by [***].

9. FORECAST AND PURCHASE ORDERS

9.1.	Long Term Forecast

[***], Ascendis shall provide NOF with a non-binding written rolling forecast for required volumes of Product for the following [***] period.

9.2.	Purchase commitments for PPQ batches and [***] batches after PPQ batches.

Upon the execution of this Agreement, Ascendis commits to purchasing [***] PPQ batches and certain specified amounts of Product to be delivered in [***], under conditions as further detailed in Appendix 2.

9.3.	Rolling [***] forecast

For purchases following the [***] commitments, Ascendis shall, each of the months of [***], provide NOF with a partially binding rolling forecast showing Ascendis’ expected requirements for Product ([***]) to be delivered under this Agreement during the following [***].

Until [***] the Ascendis Product, the forecast for [***] will be considered fully binding on the Parties, i.e. NOF commits to deliver and Ascendis commits to purchase the forecasted quantity. The forecast for [***] may not deviate from the previous forecast by more than [***]. The forecast for [***] may be adjusted as Ascendis sees fit.

From [***] the Ascendis Product, the forecast for [***] will be considered fully binding on the Parties, i.e. NOF commits to deliver and Ascendis commits to purchase the forecasted quantity. The forecast for [***] may not deviate from the previous forecast by more than [***]. The forecast for [***] may be adjusted as Ascendis sees fit.

If Ascendis fails to purchase the volume of Product provided in such binding forecast, then [***].

9.4.	[***] of Intermediates

Based on the forecast for Product, NOF shall [***] of [***] and [***] according to [***] and plan for the timely manufacture of these intermediates in due time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

9.5.	Purchase Orders

Ascendis shall from time to time place Purchase Orders with NOF on the terms agreed herein. A Purchase Order shall [***]. Ascendis may also place Purchase Orders for quantities beyond the binding forecast, and NOF shall use [***] to deliver such additional quantities, but shall not be obliged to do so unless NOF confirms the full Purchase Order. Ascendis shall on each Purchase Order specify the required Delivery Date which shall be no earlier than [***] from submission of each Purchase Order. NOF shall confirm such Purchase Order(s) in writing no later than [***] upon receipt of said Purchase Orders [***].

At least [***] prior to the confirmed Delivery Date, NOF shall inform Ascendis of their current inventory of [***]. Ascendis shall supply [***] in the amount required to ensure that NOF has at least [***] available for the production of each full batch of [***] at least [***] prior to the confirmed Delivery Date. If and when the batch size is increased, the corresponding minimum amount of [***] to be made available shall be agreed between the Parties.

10. DELIVERY AND RELEASE

10.1.	NOF shall deliver Product ordered under Article 8 in the quantities agreed and under the common understanding by the Parties that it is of the essence to Ascendis that NOF observes Delivery Dates and that Product delivered under this Agreement is in accordance with the Specifications and the Quality Agreement

10.2.	NOF bears the responsibility towards Ascendis that any required conditions for storage and transportation of the Product as specified in the Quality Agreement are fulfilled until Delivery thereof to Ascendis or its designee.

10.3.	Product shall be delivered to Ascendis or its designee [***] according to Incoterms 2010, packed in accordance with the requirements set out in the Quality Agreement , at either the address of

a)	[***], or

b)	[***], or

c)	such other address as Ascendis may specify in writing

10.4.	NOF shall no later than [***] prior to the confirmed Delivery Date forward the Release Documentation for Ascendis to review. Following receipt of the Release Documentation, Final Release shall be performed by Ascendis’ Qualified Person, such Final Release not to be unreasonably withheld. Delivery is subject to Final Release except in the event that Ascendis requests for shipment in Quarantine (as defined in the Quality Agreement).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

10.5.	Provided Ascendis has delivered [***] in the required amounts in due time, NOF shall deliver [***].

10.6.	Any delay in delivery of the Product and/or Release Documentation shall be notified to Ascendis no later than [***] after the delay has become apparent to NOF, including a description of the cause. NOF shall [***] solve the issues and shall confirm a new Delivery Date to Ascendis as soon as possible.

10.7.	If Ascendis finds that the Release Documentation does not comply with the Specifications or with any other requirement under this Agreement, Ascendis shall notify NOF in writing of Ascendis’ observations with respect to the non-compliance without undue delay after receipt of such documentation, provided that failure by Ascendis to do so shall not imply any loss of rights or remedy for Ascendis under this Agreement or at law.

11. STORAGE

11.1.	Storage by NOF of Product and [***] shall be carried out under fail-safe conditions, including but not limited to alarm, emergency power supply, etc.

11.2.	NOF shall ensure sufficient capacity to store [***] for the manufacture of at least [***] of Product. [***]

11.3.	NOF shall, upon Ascendis’ written request, store released Product in quantities up to [***] for up to [***] following the Delivery Date. [***]

12. PURCHASE PRICE AND PAYMENT TERMS

12.1.	Ascendis will pay to NOF the Purchase Price for Product. The Purchase Price for Product is listed in Appendix 2.

12.2.	The agreed Purchase Price for Product is based on [***] and [***]. The Parties shall discuss in good faith whether the Purchase Price shall be adjusted if [***].

12.3.	NOF’s price for the Services [***]. If NOF is obligated by law to charge any value added and/or similar tax to Ascendis, NOF shall ensure that if such value-added and/or similar tax is applicable, that it is invoiced to Ascendis in accordance with applicable rules so as to allow Ascendis to reclaim such value-added and/or similar tax from the appropriate government authority. Neither Party is responsible for taxes on the other Party’s income or the income of the other Party’s personnel or subcontractors. If Ascendis is required by government regulation to withhold taxes for which NOF is responsible, Ascendis will deduct such withholding tax from payment to NOF and Ascendis will provide to NOF a valid tax receipt in NOF’s name. If NOF is exempt from such withholding taxes as a result of a tax treaty or other regime, NOF shall provide to Ascendis a valid tax treaty residency certificate or other tax exemption certificate at a minimum of [***] prior to payment being due.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

12.4.	NOF shall invoice Ascendis for Product [***], whichever event comes first.

12.5.	[***]

12.6.	Payments by Ascendis will be made in [***] after receipt of invoice by Ascendis, [***]. Any invoices covered by credit insurance obtained by Ascendis will be payable [***].

13. NON-COMPLIANCE

13.1.	If upon review of the Release Documentation or up to [***] after Delivery Ascendis finds that Product does not conform to the terms and conditions of this Agreement, including, without limitation, the Specifications and/or Quality Agreement and/or cGMP, Ascendis shall without undue delay notify NOF hereof in writing, stating Ascendis’ observations with respect to the non-compliance. For latent defects (as defined in the Quality Agreement), Ascendis shall notify NOF within a time limit as set out in the Quality Agreement.

13.2.	NOF shall within [***] calculated from the day on which such written notification or complaint has been received by NOF, inform Ascendis whether NOF agrees or not to the notification or complaint filed. If such response is not given within the above-mentioned [***] it is understood that NOF agrees to said notification or complaint.

13.3.	In the event of a dispute as to the acceptance of a batch of Product, the Parties agree to seek an amicable settlement by way of discussions between quality assurance representatives from either Party. If the dispute is not resolved amicably within [***] from Ascendis’ notice mentioned in Article 13.1, the issue may be referred to [***].

13.4.	If the Parties agree or it is otherwise concluded that Product does not conform with this Agreement, and the non-compliance is not caused by defective [***], NOF shall, without prejudice to any other claim that Ascendis may have under this Agreement and/or applicable law, [***]. If the defect was detected after shipment from NOF, NOF shall [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

14. RECALL

14.1.	Ascendis shall have sole discretion over whether and under what circumstances to require the recall of batches of Product. NOF shall provide all reasonable requested assistance and information to Ascendis in connection with a recall. In the event that a recall of a batch from sale is necessary [***], provided however [***].

15. REGULATORY COMPLIANCE AND SUPPORT

15.1.	NOF is obligated to support regulatory requirements and requests of EU (including UK), USA and JP. Health Authority Requirements are in this context defined as direct legal requirements imposed on Ascendis where non-compliance results in loss of license to operate or financial penalties due to non-compliance in the respective region. Health Authority Requests are defined as enquiries from Health Authorities with relation to regulatory submissions (including but not limited to marketing authorization applications, clinical trial applications, line extensions, variations and safety requests).

15.2.	NOF shall use its best efforts to deliver any information/data required to support both Health Authority Requirements and Health Authority Requests. Data should be delivered to Ascendis according to respective Health Authority Controlled Terms as applicable and where possible in structured format (in a suitable file format).

15.3.	NOF must make available any information/documentation/data required to support regulatory requirements/requests as soon as reasonably possible and no later than [***] following the first written enquiry from Ascendis.

16. TERM AND TERMINATION

16.1.	This Agreement will come into effect on the date of last signing hereof and will continue in effect until [***] (the “Initial Term”).

16.2.	Subject to written agreement between the Parties, the Initial Term may be prolonged to continue until [***] years [***].

16.3.	Following the Initial Term, this Agreement will continue in effect unless and until terminated by either Party according to the provisions for termination herein.

16.4.	Notwithstanding any termination of this Agreement, the rights and duties of the Parties with respect to any terms, which by their nature are intended to survive termination, shall survive and continue to be enforceable, including but not limited to Articles 2, 13, 14, 15, 17, 18, 19, 20, 23.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

16.5.	This Agreement may be terminated:

a)	By either Party upon notice to take effect immediately in the event of:

i)	An assignment by the other Party for the benefit of creditors;

ii)	The admitted insolvency of the other Party;

iii)	The institution of voluntary or involuntary proceedings by or against the other Party in bankruptcy, insolvency, moratorium or for a receivership, or for a winding-up or for the dissolution or reorganization of the other Party; or

iv)	The taking of any action by the other Party under an act for relief from creditors;

b)	By either Party upon [***] written notice to the other Party in the event of a failure of such other Party to perform or observe a material obligation imposed by this Agreement, unless such failure is cured or the Parties have reached agreement on a plan to achieve a cure of such failure prior to the end of such [***] period.

c)	By Ascendis after the Initial Term with [***] written notice.

d)	By mutual agreement of the Parties.

16.6.	This Agreement may be terminated with immediate effect by Ascendis in the event of a change of fifty percent (50%) or more of the direct or indirect ownership of NOF or manufacturing facilities relevant to the Services, if such ownership goes to [***]. NOF shall provide prompt written notice to Ascendis of any such change. If Ascendis chooses to terminate, NOF shall provide support and assistance enabling Ascendis to obtain continued supply of Product from an alternate supplier. The costs and expenses of such tech transfer shall be borne [***]

16.7.	Termination of this Agreement, for any reason, shall not release either Party from any liability which at said time it has already incurred to the other Party, nor affect in any way the survival of any rights, duties or obligations of either Party which are stated elsewhere in this Agreement to survive said expiration or prior termination.

16.8.	Upon termination NOF shall keep the original batch documentation for Products manufactured and/or packed by NOF in accordance with the obligations laid down in Appendix 3.

16.9.	Upon termination NOF shall answer any query from Ascendis regarding the Products manufactured and/or packed by NOF and use best efforts to assist and cooperate with Ascendis in relation to any complaints about the quality of the Products in accordance with the obligations laid down in Appendix 3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

17. CONFIDENTIALITY

17.1.	The Recipient shall not, during the term of this Agreement, use Confidential Information for any purpose whatsoever other than for the performance of this Agreement or disclose Confidential Information to any third party other than employees, Affiliates or representatives (“Representatives”) who have a need to know in order to perform the Services. The Recipient shall impose similar obligations relating to Confidential Information imposed it under this Agreement to such Representatives and shall be responsible for the performance of such obligations by such Representatives. The Recipient agrees that Confidential Information shall remain the sole property of the Discloser. The Recipient further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. Notwithstanding the above, the Recipients’ obligation under this Clause 17 relating to Confidential Information shall not apply to information which:

a)	is known to the Recipient at the time of first disclosure to the Recipient by the Discloser as evidenced by written records of the Recipient,

b)	has become publicly known and made generally available through no wrongful act of the Recipient,

c)	has been developed independently by or on behalf of the Recipient with no use of or reliance upon the Discloser’s Confidential Information; or

d)	has been received by the Recipient without restriction on disclosure from a third party.

17.2.	Upon the termination of this Agreement (irrespective of the reason therefore), or upon the Discloser’s earlier request, the Recipient will deliver on request to the Discloser all of the Discloser’s Confidential Information (including its copy), which is in the Recipient’s possession or control. Notwithstanding the foregoing, each Party may keep one (1) copy solely to monitor its obligations under this Agreement.

17.3.	The obligations of the Recipient under this Clause 17 shall remain in effect for a period of [***] after the termination of this Agreement.

18. INTELLECTUAL PROPERTY RIGHTS

18.1.	[***] shall be [***], provided, however, that ownership of [***] shall be determined [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

[***] This Agreement shall not grant or be construed as granting any rights by license or otherwise to [***]. [***] [***] after the termination of this Agreement, provided, however, that in the event of termination of this Agreement [***], the Parties agree to negotiate in good faith a tech transfer agreement enabling Ascendis to obtain continued supply of Product from an alternate supplier. The costs and expenses of such tech transfer shall be borne [***]. For purposes of specifically this +Article 18.1, second paragraph, NOF’s material obligations shall be understood as NOF’s ability to Deliver[***] of Product ordered according to the provisions of Section 9 during a [***] period following the Effective Date.

Other than as set out specifically above. This Agreement will not transfer any rights to intellectual property in any way.

18.2.	Intellectual Property Rights owned by Ascendis or licensed to Ascendis are necessary for NOF to perform its obligations hereunder and to obtain the benefit of its rights under this Agreement. Accordingly, Ascendis hereby grants to the extent necessary to NOF a [***] solely [***] and solely [***]. As far as [***].

18.3.	Issued patents applicable to NOF’s performance of its obligations under this Agreement shall be listed in Appendix 6 as updated by NOF from time to time. For the avoidance of doubt, it is understood that Intellectual Property Rights other than issued patents, e.g. trade secrets, may apply without being listed in Appendix 6.

19. INSURANCE AND LIABILITY

19.1.	NOF shall take out and on Ascendis’ request prove to have taken out, insurance in order to cover damages on Product while in the custody of NOF.

19.2.	Ascendis shall take out insurance to cover damages on [***] while in the custody of NOF.

19.3.	NOF shall take out and on Ascendis’ request prove to have taken out, a civil liability insurance in order to cover liabilities imposed on NOF under national legislation and/or EU directives/regulations (a) as a consequence of any and all obligations under this Agreement performed by NOF or its employees and/or third party and/or (b) as a consequence of negligent acts and/or omissions by NOF or its employees, including, without limitation their handling, storage or other treatment of Product.

19.4.	NOF will indemnify, defend and hold harmless Ascendis from all damages suffered or otherwise incurred arising in connection with Claims arising from NOF’s failure to perform the Services or provide the Products in accordance with the Specifications or cGMP or defects in materials or workmanship.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

19.5.	Ascendis will indemnify, defend and hold harmless NOF from all damages suffered or otherwise incurred arising in connection with claims arising from: the use of the Product; omissions by Ascendis in inspecting, marketing, or distributing Ascendis’ final products; and/or other claims not subject to NOF’s indemnification obligations.

19.6.	The Indemnifying Party shall be entitled, at its option, to control the defense and settlement of any claim for which it is liable, provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of the claim as the disposition or settlement relates to the Party entitled to indemnification. The indemnified Party shall reasonably cooperate in the investigation, defense and settlement of any claim for which indemnification is sought or provided hereunder and shall provide prompt notice of any such claim or reasonably anticipated claim to the Indemnifying Party.

19.7.	Neither Party will be liable to the other Party for indirect, incidental or consequential damages (including, without limitation, loss of profits, revenues, injury to goodwill, loss of the use of goods or equipment, damage to any associated equipment, cost of capital, or downtime costs), special or punitive damages regardless of whether such Party knew or should have known of the possibility of such damages.

19.8.	Except for [***], or its [***] or [***].

20. REPRESENTATIONS AND WARRANTIES

20.1.	NOF hereby represents and warrants the following:

a)	it has obtained (and will maintain throughout the existence of this Agreement) all necessary approvals, licenses or registrations necessary or desirable for the performance of the Services,

b)	it has the necessary experience to perform the Services,

c)	the personnel that NOF causes to be applied in the performance of the Agreement shall be appropriately qualified and experienced for the tasks that they are to perform,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

d)	any machinery and equipment that NOF provides or causes to be applied in the performance of the Agreement shall be of an appropriate quality and, as required by normal practice shall be qualified and approved by the relevant body or organization,

e)	the Services are conducted in compliance with the laws as applicable at its domicile or by the relevant Purchase Order and relevant standards, such as but not limited to cGMP,

f)	NOF is not debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335a(a) or any foreign equivalents, and

g)	in the event that during the term of this Agreement NOF (i) becomes debarred; or (ii) receives notice of an action or threat of an action with respect to its debarment, NOF agrees to immediately notify Ascendis and shall immediately cease all activities relating to this Agreement.

h)	NOF has no knowledge, as of the Effective Date, of [***].

20.2.	Ascendis represents and warrants to NOF that Ascendis is the owner or licensee or otherwise has the right to use and provide to NOF all information provided to NOF relating to Product.

21. ASSIGNABILITY AND SUB-CONTRACTING

21.1.	Neither Party shall be entitled to assign or sub-contract its rights and/or obligations hereunder in whole or in part to any third party, including Affiliates unless having obtained the other Party’s prior written approval, provided, however, that Ascendis is free to assign its rights and obligations, including (without limitation) to a third party acquiring, by purchase or license, rights to further develop or commercialize the Ascendis Product, [***].

22. FORCE MAJEURE

22.1.	Neither Party shall be liable for non-performance of any provisions of this Agreement due to force majeure as defined below.

22.2.	Force majeure shall include strikes, lockouts, other industrial disturbances, rebellions, epidemics, landslides, earthquakes, fires, storms, floods, sinking, droughts, civil disturbances, explosions, act or decisions of duly constituted national government authorities or of courts of law, impossibility to obtain equipment, supplies, fuel or other required materials, unexpected toxicity findings of Product, beyond the control of the Party pleading force majeure preventing this Party from performing its rights and obligations and not to be overcome by due diligence of such Party and which could not reasonably have been foreseen at the time accepting the relevant order, provided neither Party shall have any obligation to settle a labour dispute in order to exercise due diligence.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

22.3.	The Parties agree that if either of them find themselves wholly or partly unable to fulfil their respective obligations under this Agreement by reasons of force majeure, the Party pleading force majeure will as soon as possible notify the other Party of its inability to perform, giving a detailed explanation of the occurrence which excuses performance. Except from the payments of funds that are due and payable prior to any force majeure neither Party shall be required to make up for any performance that is prevented by force majeure.

22.4.	However, if the force majeure persists for a period of more than [***], and the Party pleading force majeure cannot present a remedial action plan acceptable to both Parties within the said [***], the non-failing Party shall be entitled to terminate this Agreement with immediate written notice.

23. ARBITRATION AND LAW

23.1.	In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach, termination or invalidity thereof, the Parties shall try to settle the problem amicably between themselves. Should they fail to agree, the matter in dispute shall be settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. The award rendered shall be final and binding and enforceable by any court having jurisdiction. The arbitration court shall consist of [***] and shall have its seat in [***]. The language of the proceedings shall be English. The Institute shall appoint [***] on request by a Party hereto.

23.2.	This Agreement shall be governed by and construed in accordance with the Laws of [***]

24. MISCELLANEOUS

24.1.	This Agreement and all Appendixes constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto, except any confidentiality agreements made by the Parties, which shall survive the obligations undertaken hereunder. No variation or modification of the terms of this Agreement nor any change of any of the terms or provisions hereof shall be valid unless stated in an amendment to this Agreement. This notwithstanding, any Appendix associated with this Agreement shall be valid and may be updated from time to time if signed by an Authorised Representative of each Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

24.2.	The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning of the interpretation of this Agreement.

24.3.	The provisions of this Agreement are separate and divisible and the invalidity or unenforceability of any part shall not affect the validity or enforceability of any remaining part or parts, all of which shall remain in full force and effect. However, the Parties agree to substitute any invalid or unenforceable provision by a valid and enforceable arrangement, which achieves to the greatest extent possible the financial balance and mutual understanding already established between the Parties.

24.4.	The Appendices to this Agreement shall form an integral part of this Agreement and shall be regarded as incorporated into this Agreement in every respect. In case of inconsistency between the terms and conditions of the said Appendices and this Agreement, the latter shall prevail to the extent of such inconsistency, except that in quality related matters, the Quality Agreement shall prevail.

24.5.	All communication between the Parties and all notices made hereunder shall be made in the English language unless public authorities may require any written communication to be made in any other language and if so the Party submitting to the other Party and/or suggesting such written communication shall upon request from the other Party provide a proper translation hereof into English (certified by an authorised translator should the receiving Party so require).

24.6.	In the implementation of and performance under this Agreement, each Party shall comply with any and all relevant and applicable laws. Such compliance shall be the sole responsibility of such Party requiring no supervision, direction, responsibility or liability on behalf of the other Party.

24.7.	Agreement shall be valid or binding upon the Parties hereto.

Remainder of page intentionally left blank. Signatures on next page.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

In witness thereof, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorised representatives.

Copenhagen, 21 December 2017	Copenhagen, Dec. 21, 2017

Ascendis Pharma A/S	NOF CORPORATION

/s/ Michael Wolff Jensen	/s/ Tsuneharu Miyazaki
Michael Wolff Jensen	Tsuneharu Miyazaki

Chairman	Operating Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

APPENDIX 1

Product

[***] mPEG Linker (NOF Product code [***]) (the “Product”), manufactured by NOF in accordance with cGMP through [***], manufactured in accordance with cGMP and supplied by NOF, and [***] supplied by [***]. The [***] supplied by NOF must be produced using [***] manufactured according to cGMP and purified using [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

APPENDIX 2

Purchase Price

1) PPQ commitments and pricing

Ascendis commits to purchasing the [***] batches of Product resulting from the planned PPQ campaign. The price shall be [***].

In addition to this, NOF shall be entitled to invoice Ascendis for [***] covering [***], including [***].

In addition to this, NOF shall be entitled to invoice Ascendis for [***] covering [***].

It is currently expected that the [***] PPQ batches of Product shall be delivered by [***] and/or [***], such dates however to be mutually agreed according to the project plan.

2) Post PPQ commitments and pricing for product manufactured in the [***] scale (from [***])

Pricing [***] ([***])
Price if buying		[***]*	[***]*	[***]*	[***]*	[***]* [***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]

*	The years follow NOF’s financial year, which runs from 1 April to 31 March (in the following the “NOF Year”). [***]

At the agreed price of [***], Ascendis commits to purchasing [***]. Should Ascendis’ development of TransCon hGH meet unexpected failure before [***], the commitment for Ascendis to purchase the outstanding batches shall [***], provided however that [***].

The price charged per [***] in any given NOF Year X shall be based on [***]. In case Ascendis purchases additional batches beyond the binding commitment during the NOF Year X, the price for the following NOF Year X+1 shall be adjusted correspondingly the following way: [***].

3) [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

APPENDIX 3

Quality Agreement

Quality Agreement covering commercial supply incl. PPQ to be executed within [***], before [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

APPENDIX 4

Specifications

Specifications as mutually agreed before [***] shall apply for the following:

•	[***]

Specifications may be updated upon mutual agreement as per the Change Control procedures agreed in this Agreement or in the Quality Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

APPENDIX 6

List of applicable patents

Application No.	Patent No.
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.